                      SECOND AMENDMENT TO LETTER AGREEMENT
                      ------------------------------------


          THIS SECOND AMENDMENT TO LETTER AGREEMENT (this "Second Amendment") is made and dated as of March 11, 1996 among INTERNATIONAL HOUSE OF PANCAKES, INC., (the "Borrower"), IHOP CORP., as Guarantor (the "Guarantor") and BANK OF AMERICA ILLINOIS ("Bank"), and amends that certain Letter Agreement dated as of June 30, 1993, as amended by a letter dated July 15, 1993 from Continental Bank to the Borrower and a First Amendment to Letter Agreement dated as of December 31, 1994 (as so amended, the "Agreement").

                                    RECITAL
                                    -------

          The Borrower has requested that the Bank increase the Commitment Amount, extend the Maturity Date and amend certain financial covenants, and the Bank is willing to do so on the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


          1.  Terms.  All capitalized terms used herein shall have the same
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meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

          2.  Amendments to Agreement.  The parties hereto agree that the
              -----------------------
Agreement is hereby amended as follows:

          2.1 The first paragraph of the Agreement is amended by deleting "$10,000,000" and inserting "$20,000,000" in lieu thereof.

          2.2 Section 1 of the Agreement is amended by deleting "June 30, 1996" and inserting "June 30, 1999" in lieu thereof.

          2.3 Section 3 of the Agreement is amended and restated in its entirety as follows:

          "Section 3.  Loan Accounts.  All Loans made by the Bank to the
                       -------------
Borrower pursuant to this Agreement shall be evidenced by one or more loan accounts or records maintained by the Bank in the ordinary course of business. The loan accounts or records maintained by the Bank shall be conclusive and binding on the

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          Borrower (absent manifest error).  The failure to record, or any error in recording, any information shall not, however, limit or otherwise affect the Borrower's obligations under this Agreement to repay the principal amount of the Loans under this Agreement together with all interest accruing thereon."

          2.4 Section 10(b) of the Agreement is amended by deleting ".50%" and inserting ".375%" in lieu thereof.

          2.5 Section 14.2 of the Agreement is amended by deleting ".55 to 1.00" and inserting ".50 to 1.00" in lieu thereof.

          2.6 Section 14.3 of the Agreement is amended and restated in its entirety as follows:

               "14.3  Consolidated Tangible Net Worth.  IHOP and the Borrower
                      -------------------------------
          shall not permit Consolidated Tangible Net Worth at any time to be less than the sum of $95,000,000 plus 50% of the Consolidated
                                              ----
          Net Income on a cumulative basis from December 31, 1995, to and including any date of determination."

          2.7 Section 14.12(a) of the Agreement is amended by deleting "$35,000,000 net of all expenditures relating to sale leaseback transactions" and inserting "$45,000,000 net of all proceeds relating to sale leaseback transactions" in lieu thereof.

          2.8 The definition of "Debt" in Section 18 of the Agreement is amended by inserting "95% of the amount of" immediately before "accounts receivable" in clause (iii) thereof.

          2.9 The definition of "Eurodollar Rate" in Section 18 of the Agreement is hereby amended by deleting "1.25%" in clause (i) thereof and inserting "1.20%" in lieu thereof.

          2.10 Exhibit A to the Agreement is deleted, and any references to the
Note in the Agreement or in any document or agreement relating thereto are deemed to be references to the Agreement and amounts owing thereunder. Amounts evidenced by the Note are deemed continued owing under the Agreement and evidenced by the loan accounts referred to in Section 3 of the Agreement, as amended hereby. The Note shall be deemed superseded and continued by such loan accounts.

          3.  Reaffirmation of IHOP Guaranty.  IHOP does hereby reaffirm that
              ------------------------------
the terms and provisions of Section 17 of the Agreement continue in full force and effect and are ratified and

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confirmed in all respects on and as of the date hereof, after giving effect to this Second Amendment. IHOP agrees that any references to the Note in the Agreement, including without limitation Section 17 of the Agreement, shall be deemed a reference to the Agreement and amounts owing thereunder, as evidenced by the loan accounts referred to in Section 3 of the Agreement, as amended hereby.

          4.  Representations and Warranties.  IHOP and the Borrower do hereby
              ------------------------------
represent and warrant as follows:

          4.1  Authority.  Each of the Borrower and IHOP has been duly
               ---------
incorporated and is a validly existing corporation under the laws of the State of Delaware, has full legal right, power and authority to enter into this Second Amendment and to carry out and consummate all transactions contemplated by the Agreement and this Second Amendment.

          4.2  Enforceability.  This Second Amendment has been duly authorized
               --------------
and is a valid and binding obligation of the Borrower and IHOP, enforceable in accordance with its terms.

          4.3  No Conflict.  This Second Amendment will not conflict with or
               -----------
constitute a breach of or default under their respective articles of incorporation or by-laws, or any material agreement to which the Borrower or IHOP is a party or by which the Borrower or IHOP or any of their respective properties are bound, or any rule or regulation of any court or governmental agency or body having jurisdiction over the Borrower or IHOP or any of their respective activities or properties.

          4.4  No Event of Default.  No Event of Default under the Agreement has
               -------------------
occurred and is continuing.

          4.5  Representations and Warranties.  The representations and
               ------------------------------
warranties in Section 11 of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

          5.  Conditions, Effectiveness.  The effectiveness of this Second
              -------------------------
Amendment shall be subject to the compliance by the Borrower with its agreements herein contained, and to the delivery of the following to the Bank in form and substance satisfactory to the Bank:

          5.1  Resolutions; Incumbency Certificate.  A certified copy of
               -----------------------------------
resolutions of the Borrower's and IHOP's board of directors, evidencing the authority of the Borrower and IHOP to execute and deliver this Second Amendment, and any document or instrument required or delivered pursuant hereto, together with a

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certificate of a secretary or assistant secretary of the Borrower and IHOP certifying as to the incumbency and specimen signature of the officer signing this Second Amendment.

          5.2  Extension Fee.  Receipt of an extension fee equal to 12.5 basis
               -------------
points of the Commitment Amount, as increased by this Second Amendment.

          5.3  Other Evidence.  Such other evidence with respect to the
               --------------
Borrower, IHOP and any other person as the Bank may reasonably request in connection with this Second Amendment and the compliance with the conditions set forth herein.


          6.  Miscellaneous.
              -------------

          (a) Except as hereby expressly amended, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

          (b) This Second Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude other or further exercise hereof or the exercise of any other right, power or privilege, nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

          (c) This amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This amendment shall not become effective until Borrower, IHOP and IHOP Realty shall each have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to Bank.

          7. Governing Law.  This Second Amendment shall be a contract made
             -------------
under and governed by the internal laws of the state of Illinois.

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

          IN WITNESS WHEREOF, each of the parties hereto has caused its respective duly authorized officer to execute and deliver this Second Amendment as of the date first written above.


                          INTERNATIONAL HOUSE OF PANCAKES, INC.

                          By: /s/ Richard K. Herzer
                             ----------------------------
                                 Richard K. Herzer
                                   President and
                              Chief Executive Officer


                          IHOP CORP.

                          By: /s/ Richard K. Herzer
                             ----------------------------
                                 Richard K. Herzer
                                   President and
                              Chief Executive Officer


                          BANK OF AMERICA ILLINOIS


                          By: /s/ Yvonne Dennis
                             ----------------------------
                             Yvonne Dennis
                             Vice President

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

                              CONSENT OF GUARANTOR
                              --------------------


The undersigned Guarantor does hereby consent to the foregoing Second Amendment to Letter Agreement dated as of June 30, 1993 and hereby reaffirms, ratifies and confirms that its Subsidiary Guarantee continues in full force and effect on and as of the date hereof and after giving effect to such Second Amendment. The undersigned agrees that any references to the Note in the Guarantee and the Agreement shall be deemed a reference to the Agreement and amounts owing thereunder, as evidenced by the loan accounts referred to in Section 3 of the Agreement, as amended hereby.


Date:  February 8, 1996



                          IHOP REALTY CORP.


                          By: /s/ Richard K. Herzer
                             ----------------------------
                                 Richard K. Herzer
                                   President and
                              Chief Executive Officer

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

                              CONSENT OF GUARANTOR
                              --------------------


The undersigned Guarantor does hereby consent to the foregoing Second Amendment to Letter Agreement dated as of June 30, 1993 and hereby reaffirms, ratifies and confirms that its Subsidiary Guarantee continues in full force and effect on and as of the date hereof and after giving effect to such Second Amendment. The undersigned agrees that any references to the Note in the Guarantee and the Agreement shall be deemed a reference to the Agreement and amounts owing thereunder, as evidenced by the loan accounts referred to in Section 3 of the Agreement, as amended hereby.


Date:  March 11, 1996



                               IHOP REALTY CORP.


                          By: /s/ Richard K. Herzer
                             ----------------------------
                                 Richard K. Herzer
                                   President and
                              Chief Executive Officer


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